Exhibit 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 31, 2006 (except for notes 13, 14, and 15 which are dated October 2, 2006) on the financial statements of Premier Exhibitions, Inc. for the year ended February 28, 2006 and to the reference to our Firm under the caption “Experts” in the prospectus.
/s/ Kempisty & Company CPAs PC
Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York
Dated: November 7, 2006